EXHIBIT 4.8

Agreement No. 319103.S.001

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO RADCOM LTD. IF PUBLICLY DISCLOSED. OMISSIONS ARE DENOTED IN BRACKETS THROUGHOUT THIS EXHIBIT.

Supplement Agreement

No. 319103.S.001

Between

RADCOM Ltd.

And

AT&T Services, Inc.

Agreement No. 319103.S.001

Overview

This Supplement Agreement is pursuant to and hereby incorporates by reference the terms and conditions of Software and Professional Services Agreement No. 319103.C dated, March 28, 2019, (the “SPSA”), except to the extent modified or supplemented below. Any such modifications or supplements are for the purpose of this Supplement Agreement only and shall not affect the SPSA or any other agreement. In the event of a conflict between this Supplement Agreement and the SPSA, the terms and conditions of this Supplement Agreement will govern for the purpose of this Supplement Agreement only.

Preamble

This Supplement Agreement No. 319103.S.001 (this “Supplement Agreement”) is entered into and effective as of the last date signed by a Party (the “Effective Date”) by and between RADCOM Ltd., an Israeli company incorporated under the laws of Israel, with its office at 24 Raoul Wallenberg Street, Tel Aviv, Israel (“Supplier”), and AT&T Services, Inc., a Delaware corporation (“AT&T”), each of which may be referred to in the singular as a “Party” or in the plural as the “Parties,” for RADCOM Software as defined in the Enterprise Software License Agreement No. 12639.C (the “ESLA”). Capitalized terms used herein but not defined within the body of this Supplement Agreement shall have the meanings ascribed to them in Section 2.0 – Definitions or in the RADCOM Agreements, as defined in the SPSA.

AT&T and Supplier’s reseller [**] entered into [**] (hereafter collectively referred to as the “[**] Agreements”).

The RADCOM Software license terms and conditions for this Supplement Agreement shall be governed by the ESLA.

1.0	Scope of Agreement

1.1	Deliverables

Supplier shall provide to AT&T the Deliverables, as defined in the SPSA and as described in this Agreement in Exhibits X, Y and Z, subject to the terms and conditions of this Supplement Agreement and as requested in Orders submitted to Supplier by AT&T all of which shall be compatible with the Supplier’s Software previously delivered to AT&T as described under the [**] Agreements.

1.2	Pricing

Supplier shall provide the Deliverables at the applicable prices set forth in Exhibit B – Fees. If Supplier at any time makes a general price decrease, then Supplier shall promptly notify AT&T in writing and extend such decrease to AT&T effective on the date of such general price decrease. Supplier shall strive to reduce its costs and corresponding prices for Deliverables by [**] each calendar year, through the use of improved processes, supply chain economies and other cost reduction methods.

1.3	Orders

AT&T may, at AT&T’s election, submit Orders for Deliverables, including RADCOM Software, to Supplier pursuant to this Supplement Agreement (a) in a form agreed to by the Parties or (b) via AT&T’s electronic ordering system. Subject to agreement on Delivery Dates, Supplier shall accept all Orders submitted to it by AT&T for Deliverables. Subject to Section 3.1 of Exhibit A (the “SOW”) and the ESLA, the terms of this Supplement Agreement shall govern all Orders for Deliverables that AT&T may place with Supplier. The Parties may vary or supplement the terms of this Supplement Agreement in an Order through Special Terms and Conditions, which shall take precedence over any inconsistent term of this Supplement Agreement and shall only apply to such Order.

1.4	Non-Commitment; Non-Exclusivity

This Supplement Agreement does not grant Supplier any right or privilege to provide to AT&T any Deliverables of the type described in or purchased under this Supplement Agreement, except as may be set forth in an Order. AT&T may contract with third parties for materials or services comparable to those described in or purchased under this Supplement Agreement, and AT&T may itself perform such services.

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third party representatives, and Supplier except under written agreement by the contracting Parties.

Agreement No. 319103.S.001

1.5	Affiliates

Affiliates of AT&T may transact business under this Supplement Agreement and place Orders with Supplier that incorporate the terms and conditions of this Supplement Agreement. References to “AT&T” herein are deemed to refer to an Affiliate when an Affiliate places an Order with Supplier under this Supplement Agreement, or when AT&T places an Order on behalf of an Affiliate, or when an Affiliate otherwise transacts business with Supplier under this Supplement Agreement. To the extent that the pricing under this Supplement Agreement or any Order provides for discounts of any sort based on volume of purchases by AT&T (including percentage discounts and tier-based pricing) or requires a certain volume of purchases by AT&T, Supplier shall aggregate the amount of all purchases by AT&T and its Affiliates for purposes of determining any such discounts and volumes. An Affiliate is solely responsible for its own obligations, including all charges incurred in connection with such an Order or transaction.

1.6	Term of Supplement Agreement

a.	This Supplement Agreement shall be effective on the Effective Date and shall continue until March 31, 2022, unless earlier terminated as set forth herein (the “Contract Period”). For avoidance of doubt, the Licenses granted in the ESLA shall survive any termination or expiration of this Supplement Agreement. This Supplement Agreement may be renewed by AT&T on a yearly basis, for up to two consecutive years (the “Renewal Period”), upon completion of the Contract Period, with at least [**] days written notice from AT&T to Supplier prior to the expiration of the Contract Period or the first year of the Renewal Period, as applicable. This Supplement Agreement may be terminated by AT&T upon [**] days written notice from AT&T to Supplier, with or without cause. The Contract Period plus the first or both of the two consecutive renewal years, as applicable, is the “Term”.

b.	Any Order in effect on the date when this Supplement Agreement expires or is terminated shall continue in effect until such Order either (i) expires by its own terms or (ii) is separately terminated, prior to its own scheduled expiration, as provided in this Supplement Agreement. The terms and conditions of this Supplement Agreement shall continue to apply to such Order as if this Supplement Agreement were still in effect. Likewise, termination or expiration of the SPSA shall not affect the obligations of either Party to the other Party pursuant to this Supplement Agreement, and the terms and conditions of the SPSA shall continue to apply to this Supplement Agreement as if the SPSA were still in effect.

1.7	Entire Agreement

This Supplement Agreement, including all appendices, exhibits, attachments and documents incorporated by reference, constitutes the final, complete, and exclusive expression of the Parties’ agreement on the matters contained in this Supplement Agreement. The terms of this Supplement Agreement and an applicable Order, together with the SPSA and other RADCOM Agreements, shall govern in lieu of all other pre-printed, standardized or other provisions that may otherwise appear in any other paper or electronic record of either Party (such as standard terms on order or acknowledgment forms, advance shipping notices, invoices, time sheets, and packages, shrink wrap terms, and click wrap terms). All prior written and oral negotiations and agreements, and all contemporaneous oral negotiations and agreements, between the Parties on the matters contained in this Supplement Agreement are expressly merged into and superseded by this Supplement Agreement, except for the SPSA, RADCOM Agreements and any Orders placed pursuant thereto. The Parties do not intend that the provisions of this Supplement Agreement be explained, supplemented, or qualified through evidence of trade usage or any prior course of dealings or any course of performance under any prior agreement. In entering into this Supplement Agreement, neither Party has relied upon any statement, estimate, forecast, projection, representation, warranty, action or agreement of the other Party except for those expressly contained in this Supplement Agreement. There are no conditions precedent to the effectiveness of this Supplement Agreement other than any expressly stated in this Supplement Agreement.

1.8	Transmission of Original Signatures and Executing Multiple Counterparts

Original signatures transmitted and received via facsimile or other electronic transmission of a scanned document (e.g., pdf or similar format) are true and valid signatures for all purposes hereunder and shall bind the Parties to the same extent as that of an original signature. This Supplement Agreement may be executed in multiple counterparts, each of which shall be deemed to constitute an original but all of which together shall constitute only one document.

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third party representatives, and Supplier except under written agreement by the contracting Parties.

Agreement No. 319103.S.001

IN WITNESS WHEREOF, each Party has caused this Supplement Agreement to be executed by its duly authorized representative.

RADCOM Ltd.		AT&T Services, Inc.

By:	/s/ Yaron Ravkaie /s/ Amir Hai	By:	/s/ Matt Ritter
Name:	Yaron Ravkaei Amir Hai	Name:	Matt Ritter
Title:	CEO CFO	Title:	Sr. Sourcing Manager
Date:	March 28, 2019	Date:	3/29/2019

Proprietary and Confidential

This Agreement is not for use or disclosure outside of AT&T, its Affiliates, and its and their third party representatives, and Supplier except under written agreement by the contracting Parties.

Agreement No. 319103.S.001

Exhibit A: Scope of Work (SOW): [**]

[**]

Agreement No. 319103.S.001

Exhibit B: Fees

[**]

Agreement No. 319103.S.001

Exhibit C - [**]

[**]

Agreement No. 319103.S.001

Exhibit M - Change Order Control Process and Forms

Change Control Process

Prior to Supplier processing any Change Order from AT&T, the Change Order in question shall be approved for both content and cost by AT&T in writing, by following the Change Control Process as outlined below, and Section 6.0 in Exhibit A.

If either Party identifies the need for any change to the Specifications (“Change Control”) under this Agreement, including any Order, the Parties shall proceed in accordance with the change Control Process set forth herein.

A.	If AT&T is the Party submitting the request, AT&T shall complete Form A and describe in reasonable detail the change it is proposing, and any effects on other Specifications or on the delivery schedule of which it is aware. Supplier shall strive to respond to such request as soon as reasonably practical, but no later than ten (10) working days. Supplier’s response shall be using Form B. Subsequent communication shall use Form A and Form B, respectively, until the Parties either agree upon the terms pursuant to which the proposed change will be made, or agree that the proposed change will not be made and agree to close the proposed Change Order. An agreement to proceed with the proposed change must be documented by using Form E.

B.	If Supplier is the Party submitting the request, Supplier shall complete Form C and describe in reasonable detail the change it is proposing, and the effects, if any, on other Specifications, schedule, and cost. AT&T shall strive to respond to such request as soon as reasonably practical, but no later than ten (10) working days. AT&T’s response shall be using Form D. Subsequent communication shall use Form C and Form D, respectively, until the Parties either agree upon the terms pursuant to which the proposed change will be made, or agree that the proposed change will not be made and agree to close the proposed Change Order. An agreement to proceed with the proposed change must be documented by using Form E.

C.	The rights and obligations of both Parties in connection with this Agreement, including any Order, shall not be changed, until a proposed Change Order is agreed to by executing Form E. Until both Parties have executed Form E, each Party shall continue to perform its obligations in accordance with the Agreement and the Order(s) placed under the Agreement.

D.	In the event Form E contains terms that are different than those set forth in the Agreement or the Order(s), the terms contained in Form E shall apply.

E.	The Change Control Log, included as Form F, shall be used by the Parties to track and monitor all proposed changes.

F.	The standard AT&T feature request form will be used to initiate a request for new features.

Agreement No. 319103.S.001

FORM A

AT&T PROPOSED CHANGE ORDER

Change Order #: __________________

Date: _________________                               Affected Order(s): ___________________

1.	Proposed Specification Changes - [Identify the Specification(s), including where the Specification(s) is described in the Order, and summarize in reasonable detail the proposed changes to such Specification(s).]

Requester’s name:

2.	Effective Date For Proposed Change:

Date: ________________

3.	Summarize Expected Or Possible Impact On Other Specifications Or Schedule

4.	Specify Any Key Assumptions, Additional Terms, Or Other Important Information:

Identify if the requested change is part of contractual obligation, in other words, chargeable or non-chargeable, and reason why.

Direct all Inquiries to AT&T’s Project Manager:

___________________________________________________________

Submitted by: ______________________________________

Telephone #: _____________________            Fax #: ____________________

Needs to be reviewed and approved by AT&T Tech Arch and/or AT&T Labs.

Agreement No. 319103.S.001

FORM B

SUPPLIER REPLY TO AT&T PROPOSED CHANGE ORDER

Change Order #: __________________

Date: _________________                               Affected Order(s): ___________________

1.	Proposed Specification Changes [Reiterate and summarize Supplier’s understanding of the proposed changes to the Specification(s)]

2.	Effective Date For Proposed Change [Indicate the date the change can be implemented.]

Date: ___________________

3.	Summarize Expected Or Possible Impact On Other Specifications Or Schedule [Indicate the impact on other Specifications, schedule of delivery, and cost/budget, if any.]

4.	Specify Any Key Assumptions, Additional Terms, Or Other Important Information

Chargeable Items: Yes / No

Justification:

Proposed Cost (if chargeable)

Direct all Inquiries to Supplier’s Project Manager:

___________________________________________________________

Submitted by: ______________________________________

Telephone #: _____________________            Fax #: ____________________

Shall be reviewed and approved by AT&T Tech Arch and/or AT&T Labs.

Agreement No. 319103.S.001

FORM C

SUPPLIER PROPOSED CHANGE ORDER

Change Order #: __________________

Date: _________________                               Affected Order(s): ___________________

1.	Proposed Specification Changes - [Identify the proposed Specification(s) and describe in reasonable detail the proposed changes.]

Requester’s Name:

2.	Effective Date For Proposed Change:

Date: ___________________

3.	Summarize Expected Or Possible Impact On Other Specifications Or Schedule [Indicate the impact on other Specifications, schedule of delivery, and cost/budget, if any.]

4.	Specify Any Key Assumptions, Additional Terms, Or Other Important Information

Identify if the requested change is part of contractual obligation, in other words, chargeable or non-chargeable, and reason why.

Proposed Cost (if chargeable):

If delivered without approval, AT&T is not liable to pay.

Direct all Inquiries to Supplier’s Project Manager:

___________________________________________________________

Submitted by: ______________________________________

Telephone #: _____________________            Fax #: ____________________

Shall be reviewed and approved by AT&T Tech Arch and/or AT&T Labs.

 Agreement No. 319103.S.001

FORM D

AT&T’S REPLY TO SUPPLIER’S PROPOSED CHANGE ORDER

Change Order #: __________________

Date: _________________                               Affected Order(s): ___________________

1.	Proposed Specification Changes [Reiterate and summarize AT&T’s understanding of the proposed changes to the Specification(s)]

2.	Effective Date For Proposed Change [Indicate the proposed effective date of the change.]

Date: ___________________

3.	Summarize Expected Or Possible Impact On Other Specifications Or Schedule [Indicate the impact on other Specifications, schedule of delivery, and cost/budget, if any AT&T expects may occur as a result of Supplier’s proposed change.]

4.	Specify Any Key Assumptions, Additional Terms, Or Other Important Information [Indicate on what basis AT&T would be willing to agree to Supplier’s proposed change order.]

Accept / Reject, Chargeability, and reason

Direct all Inquiries to AT&T’s Project Manager:

___________________________________________________________

Submitted by: ______________________________________

Telephone #: _____________________            Fax #: ____________________

Shall be reviewed and approved by AT&T Tech Arch and/or AT&T Labs.

Agreement No. 319103.S.001

FORM E

CHANGE CONTROL APPROVAL

Change Order #: __________________

Date: _________________                               Affected Order(s): ___________________

1.	Agreed Upon Change To Specification(s): [Identify Specification that will be changed.]

2.	Date Scope Change Effective: [State the date the change will be effective.]

Date: ___________________

3.	Describe Scope Change, including any Specifications: [Describe the agreed upon change in full detail.]

4.	Revised price, payment schedule, and delivery schedule, if any, of the proposed change: [State any changes to the original delivery schedule, original price, and payment schedule.]

5.	Additional Terms and Conditions: [State any terms and conditions that apply to the proposed change.]

IN WITNESS WHEREOF, the Parties approve this Change Order No. ______ and incorporate it into Order No. _______. If the terms of this Change Order are inconsistent with the terms of Order No. ______ or the Agreement, the terms of this Change Order shall control.

Shall be reviewed and approved by AT&T Tech Arch and/or AT&T Labs.

RADCOM Ltd.	AT&T SERVICES, INC.

By:	By:
Printed Name:	Printed Name:
Title:	Title:
Date:	Date:

Agreement No. 319103.S.001

FORM F

CHANGE CONTROL LOG

Change Order Number	Change Component	Priority (High, Med., Low)	Description of Change	Level of Effort	Comments	Status	Status Date

Agreement No. 319103.S.001

Exhibit O

AT&T Supplier Information Security Requirements (SISR)

AT&T Supplier Information Security Requirements (SISR) under Section 7.0 of the SPSA shall apply at no additional cost to AT&T.

Agreement No. 319103.S.001

Exhibit Q - Software Enhancement Notification Form (SEN)

SOFTWARE ENHANCEMENT NOTIFICATION FORM

Revision # ____________

Supplier Name: _________________________________________________________

Product Name: _________________________________________________________

Software Release (Enhancement) No.: _________________________________________

Software Features Added/Removed from previous releases (Please list any patches included); _______________________________________________________________________

Software Compatibility (List all previous releases compatible or incompatible with this release): _______________________________________________________________________

Hardware Compatibility (List all new or additional Hardware requirements or incompatibilities): _______________________________________________________________________

List applicable Documentation:

_______________________________________________________________________

_______________________________________________________________________

Date Available to AT&T Labs for testing (including Documentation): __________________

Date of anticipated First Office Application (FOA): ________________________________

Date of General Availability (GA): _____________________________________________

Supplier Contact Name: ________________________________________

Telephone: ________________________________

ACKNOWLEDGEMENT:

RADCOM Ltd.	AT&T Services, Inc.

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

Agreement No. 319103.S.001

Exhibit X

[**]

Agreement No. 319103.S.001

Exhibit Y

[**]

Agreement No. 319103.S.001

Exhibit Z - Transfer of Responsibility

[**]